Exhibit 99.2

RETAIL PROPERTIES OF AMERICA, INC.

Supplemental Financial Information

First Quarter 2012

WHOLE FOODS MARKET

T·J·maxx

Table of Contents

Earnings Release	i-v

Financial Summary
Condensed Consolidated Balance Sheets	1
Condensed Consolidated Statements of Operations	2
Funds From Operations	3
Supplemental Financial Statement Detail	4
Capitalization	5
Public Offering Sources and Uses	6
Unsecured Credit Facility Covenants	7
Consolidated Debt Summary	8

Transaction Summary
Acquisitions and Dispositions	9

Portfolio Summary
Property Overview	10
State/Regional Summary	11
Retail Operating Portfolio Occupancy	12
Top Tenants	13
Retail Leasing Activity Summary	14
Retail Lease Expirations	15

Unconsolidated Joint Venture Summary
Unconsolidated Joint Venture Combined Financial Statements	16-18
Unconsolidated Joint Venture Overview and Debt Summary	19

Other Information
Non-GAAP Financial Measures and Reconciliations	20-23

RETAIL PROPERTIES OF AMERICA, INC. REPORTS

FIRST QUARTER RESULTS

-   Same Store Net Operating Income Increases 3.4%    -

-   Completes 717,000 Square Feet of Retail Leasing    -

-   Closes on $650 Million Unsecured Credit Facility    -

-   Completes $293 Million Public Offering    -

Oak Brook, IL – May 7, 2012 – Retail Properties of America, Inc. (NYSE: RPAI) today reported financial and operating results for the quarter ended March 31, 2012.

Financial Results

Retail Properties of America reported Operating Funds From Operations (Operating FFO) of $49.1 million, or $0.25 per share. Funds From Operations (FFO) was $48.4 million or $0.25 per share and net loss was $(16.3) million, or $(0.08) per share.

Operating Results

For the quarter ended March 31, 2012, Retail Properties of America’s results for its consolidated portfolio were as follows:

•                  3.4% increase in total same store net operating income (NOI) over the comparable period in 2011;

•                  Retail portfolio percent leased, including leases signed but not commenced: 90.6% at March 31, 2012, up 20 basis points from 90.4% at December 31, 2011 and up 210 basis points from 88.5% at March 31, 2011;

•                  Total portfolio percent leased, including leases signed but not commenced: 91.4% at March 31, 2012, up 20 basis points from 91.2% at December 31, 2011 and up 130 basis points from 90.1% at March 31, 2011; and,

•                  717,000 square feet of retail leasing transactions, which is comprised of 138 new and renewal leases

Mr. Steven P. Grimes, president and CEO, stated, “Our Company posted a solid quarter as evidenced by our year-over-year gains in occupancy and leasing, and our improvement in same store NOI. We are encouraged by the continued strength in leasing velocity as we move through 2012. With our broad, geographically diverse retail portfolio, we believe we are well positioned to navigate the economic challenges as well as capture upside in the recovery. Furthermore, our efforts to divest non-core and non-strategic assets and recycle that capital primarily through debt reduction or into selective acquisitions should result in the creation of long-term shareholder value over time.”

Capital Markets and Balance Sheet Activity

Unsecured Credit Facility

During the quarter, Retail Properties of America closed on a new $650 million unsecured credit facility, comprised of a $350 million revolving line of credit and a $300 million term loan, which amended and restated its existing $585 million secured credit facility. The new facility bears interest at an annual rate of LIBOR plus 175 to 250 basis points, based on a leverage grid. The revolving portion of the facility will mature in February 2015 and the term loan portion of the facility will mature in February 2016. Both the revolver and the term loan include single one-year

i

extension options. In addition, the Company has the ability, in certain circumstances, to upsize the facility through an accordion feature to $850 million.

Financings

During the quarter, Retail Properties of America closed on $146.8 million of new mortgage loan financings, secured by seven properties. The financing activity during the quarter was completed at a weighted average interest rate of 4.73% and a weighted average term of 10.3 years. The Company also made repayments on mortgages payable of $219.6 million, excluding amortization, and received forgiveness of debt of $3.9 million. The mortgages repaid during the quarter had a weighted average interest rate of 5.08%.

Public Equity Offering

Subsequent to quarter end, on April 11, 2012, Retail Properties of America closed on a public offering of 36.57 million shares of common stock (including the overallotment option), raising $292.6 million in gross proceeds. This transaction also resulted in the listing of the Company’s Class A common stock on the NYSE under the symbol “RPAI”. The Company utilized $250 million of the net proceeds to repurchase its partner’s interest in a consolidated joint venture for $55 million, and to repay $195 million outstanding under its senior unsecured revolving line of credit. The Company anticipates drawing $95 million on its line of credit to repay a mortgage loan on a pool of six cross-collateralized properties during the second quarter of 2012.

Balance Sheet

As of March 31, 2012, the Company had $3.4 billion of consolidated indebtedness outstanding at a weighted average interest rate of 5.81% and a weighted average maturity of 5.5 years.

Investment Activity

As part of Retail Properties of America’s capital recycling effort to reduce leverage and create a more strategically focused portfolio, the Company disposed of a 13,800 square foot single-tenant retail property in Jacksonville, Florida for $5.8 million, resulting in a gain of approximately $0.9 million. This disposition was consistent with the Company’s strategy of continuing to dispose of non-retail and free-standing single-tenant retail properties.

During the quarter, the Company’s joint venture with RioCan Real Estate Investment Trust acquired a 134,900 square foot multi-tenant retail property in Southlake, Texas from the Company’s MS Inland joint venture for $35.4 million. The Company maintained its 20% interest in the asset through this transaction.

Subsequent to quarter end, on April 10, 2012, the Company transferred one office property that was subject to a matured mortgage to the lender as a deed in lieu of foreclosure and received debt forgiveness of $23.6 million, resulting in a gain of $6.8 million. The Company has one remaining mortgage payable past maturity and continues to pursue an appropriate resolution.

Dividend

On March 13, 2012, the Board of Directors of Retail Properties of America declared the first quarter distribution of $0.17 per share, payable on April 10, 2012 to stockholders of record at the close of business on March 31, 2012.

Guidance

Retail Properties of America issued guidance for 2012 Operating FFO per share of $0.80 to $0.86 and provided 2012 net loss per share guidance of $(0.23) to $(0.17).

Webcast and Supplemental Information

Retail Properties of America’s management team will hold a webcast, on Tuesday, May 8, 2012 at 9:00 AM EST, to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.  To participate in the online webcast on the Company’s website please go to www.rpai.com under the investor relations section of the website and follow the directions.  A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com under the investor relations section of the website and follow the directions.

The Company has also posted supplemental financial and operating information and other data on the investor relations section of its website.

About RPAI

Retail Properties of America, Inc. is a fully integrated, self-administered and self-managed real estate company that owns and operates high quality, strategically located shopping centers across 35 states. The Company is one of the largest owners and operators of shopping centers in the United States.

Safe Harbor Language

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,”  “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net (loss) income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of investment properties, plus depreciation and amortization and impairment charges on investment properties, including adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). Management believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO include loss on lease terminations, which encompasses the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations. Loss on lease terminations included in depreciation and amortization for FFO excludes the write-off of tenant-related above and below market lease intangibles that are otherwise included in “Loss on lease terminations” in the Company’s condensed consolidated statements of operations.  The Company also reports Operating FFO, which is defined as FFO excluding the impact of gains and losses from the early extinguishment of debt and other items as denoted within the calculation that management does not believe are representative of the operating results of the Company’s core business platform. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.  FFO and Operating FFO are not intended to be alternatives to “Net Income” as indicators of the Company’s performance, nor alternatives to “Cash Flows from Operating Activities” as determined by GAAP as measures of the Company’s capacity to pay dividends. The Company also reports same store NOI.  The Company defines NOI as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Same store NOI represents NOI from the Company’s same store portfolio consisting of 272 operating properties acquired or place in service prior to January 1, 2011. Management believes that NOI and same store NOI are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. Management believes that NOI and same store NOI provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income. Management uses NOI and same store NOI to evaluate the Company’s performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as an alternative measure of the Company’s financial performance.

Contact Information

Angela Aman, Chief Financial Officer	Nikki Saks
Retail Properties of America, Inc.	ICR, LLC
630-586-6533	203-682-8289

Retail Properties of America, Inc.

FFO and Operating FFO Guidance

	Per Share Guidance Range Full Year 2012
	Low	High

Net loss attributable to Company shareholders	$(0.23)	$(0.17)
Add:
Depreciation and amortization (a)	1.20	1.20
Provision for impairment of investment properties (a)	-	-
Less:
Gain on sales of investment properties (a)	(0.12)	(0.12)
Noncontrolling interests’ share of depreciation
related to consolidated joint ventures (a)	-	-
FFO	$0.85	$0.91

Add:
Excise tax accrual	0.02	0.02
Less:
Gain on extinguishment of debt	(0.02)	(0.02)
Other non-operating items	(0.05)	(0.05)
Operating FFO	$0.80	$0.86

(a) Includes amounts from discontinued operations.

v

Retail Properties of America, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands, except par value amounts)

(unaudited)

	March 31,	December 31,
	2012	2011
Assets
Investment properties:
Land	$1,332,833	$1,334,363
Building and other improvements	5,054,181	5,057,252
Developments in progress	50,200	49,940
	6,437,214	6,441,555
Less accumulated depreciation	(1,227,076)	(1,180,767)
Net investment properties	5,210,138	5,260,788

Cash and cash equivalents	126,115	136,009
Investment in marketable securities, net	35,371	30,385
Investment in unconsolidated joint ventures	59,703	81,168
Accounts and notes receivable (net of allowances of $7,819
and $8,231, respectively)	86,643	94,922
Acquired lease intangibles, net	163,571	174,404
Other assets, net	159,065	164,218
Total assets	$5,840,606	$5,941,894

Liabilities and Equity
Liabilities:
Mortgages and notes payable (includes unamortized premium
of $10,468 and $10,858, respectively and unamortized discount
of $(1,875) and $(2,003), respectively)	$2,839,144	$2,926,218
Credit facility	600,000	555,000
Accounts payable and accrued expenses	59,215	83,012
Distributions payable	32,169	31,448
Acquired below market lease intangibles, net	79,831	81,321
Other financings	-	8,477
Co-venture obligation	55,000	52,431
Other liabilities	70,341	66,944
Total liabilities	3,735,700	3,804,851

Redeemable noncontrolling interests	-	525

Commitments and contingencies

Equity (a):
Preferred stock, $0.001 par value, 10,000 shares authorized,
none issued or outstanding	-	-
Class A common stock, $0.001 par value, 475,000 shares authorized,
48,557 and 48,382 shares issued and outstanding at
March 31, 2012 and December 31, 2011, respectively	48	48
Class B-1 common stock, $0.001 par value, 55,000 shares authorized,
48,557 and 48,382 shares issued and outstanding at
March 31, 2012 and December 31, 2011, respectively	48	48
Class B-2 common stock, $0.001 par value, 55,000 shares authorized,
48,558 and 48,382 shares issued and outstanding at
March 31, 2012 and December 31, 2011, respectively	49	49
Class B-3 common stock, $0.001 par value, 55,000 shares authorized,
48,558 and 48,383 shares issued and outstanding at
March 31, 2012 and December 31, 2011, respectively	49	49
Additional paid-in capital	4,439,699	4,427,977
Accumulated distributions in excess of earnings	(2,361,334)	(2,312,877)
Accumulated other comprehensive income	24,853	19,730
Total shareholders’ equity	2,103,412	2,135,024
Noncontrolling interests	1,494	1,494
Total equity	2,104,906	2,136,518
Total liabilities and equity	$5,840,606	$5,941,894

(a)      On March 20, 2012, we effectuated a ten to one reverse stock split of our then outstanding common stock. Immediately following the reverse stock split, we redesignated all of our common stock as Class A common stock. On March 21, 2012, we paid a stock dividend pursuant to which each then outstanding share of our Class A common stock received one share of Class B-1 common stock, one share of Class B-2 common stock and one share of Class B-3 common stock. These transactions are referred to as the Recapitalization. All common stock share amounts and related dollar amounts give retroactive effect to the Recapitalization.

1st Quarter 2012 Supplemental Information	1

Retail Properties of America, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Rental income	$122,170	$121,570
Tenant recovery income	28,461	27,937
Other property income	2,763	2,816
Total revenues	153,394	152,323

Expenses:
Property operating expenses	25,128	28,444
Real estate taxes	19,979	18,868
Depreciation and amortization	58,607	59,127
Provision for impairment of investment properties	-	30,373
Loss on lease terminations	3,724	3,338
General and administrative expenses	4,921	6,327
Total expenses	112,359	146,477

Operating income	41,035	5,846

Dividend income	865	676
Interest income	21	180
Gain on extinguishment of debt	3,879	10,723
Equity in loss of unconsolidated joint ventures, net	(2,318)	(2,178)
Interest expense	(55,005)	(61,313)
Co-venture obligation expense	(2,903)	(1,792)
Other (expense) income, net	(3,546)	583
Loss from continuing operations	(17,972)	(47,275)

Discontinued operations:
Operating income, net	90	1,139
Gain on sales of investment properties	915	3,459
Income from discontinued operations	1,005	4,598
Gain on sales of investment properties	679	2,660
Net loss	(16,288)	(40,017)
Net income attributable to noncontrolling interests	-	(8)
Net loss attributable to Company shareholders	$(16,288)	$(40,025)

(Loss) earnings per common share-basic and diluted (a):
Continuing operations	$(0.09)	$(0.23)
Discontinued operations	0.01	0.02
Net loss per common share attributable to Company shareholders	$(0.08)	$(0.21)

Weighted average number of common shares
outstanding - basic and diluted (a)	194,119	191,488

(a)      All common stock share amounts and per share amounts give retroactive effect to the Recapitalization.

1st Quarter 2012 Supplemental Information	2

Retail Properties of America, Inc.

Funds From Operations (FFO), Operating FFO and Additional Information

(amounts in thousands, except per share amounts and percentages)

(unaudited)

FFO, Operating FFO and Dividend Ratios (a)
	Three Months Ended March 31,
	2012	2011

Net loss attributable to Company shareholders	$(16,288)	$(40,025)
Add:
Depreciation and amortization (b)	65,225	65,447
Provision for impairment of investment properties (b) (c)	1,055	32,747
Less:
Gain on sales of investment properties (b)	(1,594)	(6,119)
Noncontrolling interests’ share of depreciation
related to consolidated joint ventures (b)	-	(584)
FFO	$48,398	$51,466

FFO per common share	$0.25	$0.27

FFO	$48,398	$51,466
Add:
Excise tax accrual	4,594	-
Less:
Gain on extinguishment of debt	(3,879)	(10,723)
Operating FFO	$49,113	$40,743

Operating FFO per common share	$0.25	$0.21

Weighted average number of common shares outstanding	194,119	191,488

Dividends paid per common share	$0.16200	$0.14022
Dividend payout ratio of Operating FFO per common share	64.8%	66.8%

Additional Information
Operating property maintenance capital expenditures (d) (e)	$2,076	$1,125
Operating property lease-related capital expenditures (e) (f)	$11,162	$7,293
Straight-line rental income (e)	$398	$756
Amortization of above and below market leases
and lease inducements (e)	$489	$343
Straight-line ground rent expense (e)	$(916)	$(956)

(a)      Refer to page 20 for definitions of FFO and Operating FFO.

(b)      Includes amounts from discontinued operations.

(c)      Excludes $342, which represents the amount by which our pro rata share of the impairment charges included in losses recorded at our Hampton unconsolidated joint venture during the three months ended March 31, 2012 exceeded the carrying value of our investment in such joint venture.

(d)      Consists of payments for building and site improvements.

(e)      Reported totals are inclusive of our pro rata share from our RioCan, MS Inland and Hampton investment property unconsolidated joint ventures.

(f)          Consists of payments for tenant improvements, lease commissions and lease inducements.

1st Quarter 2012 Supplemental Information	3

Retail Properties of America, Inc.

Supplemental Financial Statement Detail

(amounts in thousands)

(unaudited)

Supplemental Balance Sheet Detail
	March 31,	December 31,
	2012	2011
Accounts and Notes Receivable
Accounts receivable (net of allowances of $6,040 and $5,975, respectively)	$27,471	$36,105
Straight-line receivables, net of allowances of $1,479 and $1,956, respectively)	59,172	58,817
Notes receivable (net of allowances of $300)	-	-
Total	$86,643	$94,922

Other Assets, net
Deferred costs, net	$57,990	$51,862
Restricted cash and escrows	79,232	91,533
Other assets, net	21,843	20,823
Total	$159,065	$164,218

Other Liabilities
Unearned income	$17,512	$19,057
Straight-line ground rent liability	29,788	28,872
Fair value of derivatives	2,754	2,891
Other liabilities	20,287	16,124
Total	$70,341	$66,944

Developments in Progress
Active developments (a)	$3,859	$3,599
Property available for future development (b)	46,341	46,341
Total	$50,200	$49,940

Supplemental Statements of Operations Detail
	Three Months Ended March 31,
	2012	2011
Rental Income
Base rent	$119,202	$118,861
Percentage and specialty rent	2,107	1,613
Straight-line rent	355	742
Amortization of above and below market leases and lease inducements	506	354
Total	$122,170	$121,570

Other Property Income
Lease termination income	$606	$771
Other property income	2,157	2,045
Total	$2,763	$2,816

Loss on Lease Terminations
Write-off of tenant-related tenant improvements and in-place lease values	$-	$(400)
Write-off of tenant-related above and below market lease intangibles	3,724	3,738
Total	$3,724	$3,338

Straight-line Ground Rent Expense	$916	$956

Fee Income from Joint Ventures (c)	$771	$557

Capitalized Interest	$-	$68

Net Operating Income (NOI)

Same Store NOI (d) (e)
Rental income	$119,522	$117,049
Tenant recovery income	28,194	27,288
Other property income	2,739	2,758
Property operating expenses	(24,050)	(25,631)
Real estate taxes	(19,667)	(18,243)
Same Store NOI	$106,738	$103,221
NOI from Other Investment Properties (d)	$1,604	$2,475
Total NOI (d)	$108,342	$105,696

Combined NOI (d) (f)	$111,631	$107,766

NOI from Discontinued Operations (d)	$104	$2,779

(a)      Represents one project in Henderson, Nevada.

(b)      Represents three parcels at March 31, 2012 and December 31, 2011.

(c)      Amounts are included in “Other (expense) income, net” in the Condensed Consolidated Statements of Operations.

(d)      Refer to pages 20 - 23 for definitions and reconciliations of non-GAAP financial measures.

(e)      Same Store NOI for the three months ended March 31, 2012 and 2011 includes $1,368 and $1,329, respectively, of NOI from a matured mortgage payable that was transferred to the lender in April 2012 as a deed in lieu of foreclosure transaction, $(119) of net operating loss and $9 of NOI, respectively, from the property securing the other mortgage that had matured as of March 31, 2012 and $1,362 and $158, respectively, of NOI from a cross-collateralized pool of mortgages that will mature in the fourth quarter of 2012.

(f)          Combined data and ratios include our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.

1st Quarter 2012 Supplemental Information	4

Retail Properties of America, Inc.

Capitalization

(amounts in thousands, except ratios)

Capitalization Data
	March 31,	December 31,
	2012	2011

Period-end shares outstanding (a)	194,230	193,529

Debt Capitalization
Fixed rate mortgages	$2,661,920	$2,700,178
Variable rate mortgages	31,689	79,599
Total mortgage debt	2,693,609	2,779,777

Notes payable	138,900	138,900
Margin payable	6,635	7,541
Credit facility	600,000	555,000
Total consolidated debt capitalization (includes unamortized premium of $10,468 and $10,858, respectively, and unamortized
discount of $(1,875) and $(2,003), respectively)	3,439,144	$3,481,218
Pro rata share of our investment property unconsolidated
joint ventures’ total debt (includes unamortized premium of
$3,101 and $3,423, respectively, and unamortized discount of
$(227) and $(245), respectively)	114,022	114,382
Combined debt capitalization (a)	$3,553,166	$3,595,600

Reconciliation of Debt to Total Net Debt and Combined Net Debt

	March 31,		December 31,
	2012		2011

Total debt	$3,439,144		$3,481,218
Less: cash and cash equivalents	(126,115)		(136,009)
Net debt	3,313,029		3,345,209
Adjusted EBITDA (c) (d)	396,918		400,646
Net debt to Adjusted EBITDA	8.3	x	8.3	x

Net debt	3,313,029		3,345,209
Add: pro rata share of our investment property
unconsolidated joint ventures total debt	114,022		114,382
Less: pro rata share of our investment property
unconsolidated joint ventures’ cash and cash equivalents	(2,135)		(13,238)
Combined net debt (b)	3,424,916		3,446,353
Combined Adjusted EBITDA (b) (c) (d)	412,295		415,614
Combined net debt to combined Adjusted EBITDA (b)	8.3	x	8.3	x

(a) All common stock share amounts give retroactive effect to the Recapitalization.

(b) Combined data and ratios include our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.

(c) For purposes of these ratio calculations, twelve months ended figures were used.

(d) Refer to pages 20 - 23 for definitions and reconciliations of non-GAAP financial measures.

1st Quarter 2012 Supplemental Information	5

Retail Properties of America, Inc.

April 2012 Public Offering Sources and Uses

(dollar amounts in thousands)

Sources	Amount	Anticipated Uses	Amount	% of Total

Gross Proceeds	$292,560	Line of credit repayment (a)	$116,370	43.6%
Less: underwriting discount	(20,479)	Repayment of mortgages (a)	95,000	35.6%
Less: estimated offering expenses	(5,314)	Co-venture obligation repayment (b)	55,397	20.8%
Net proceeds	$266,767	Total anticipated uses	$266,767	100.0%

(a)      Subsequent to March 31, 2012, we repaid $195,000 on our line of credit and we expect to draw approximately $95,000 to repay a cross-collateralized pool of mortgages secured by six properties with an interest rate of 7.50%. We also expect to repay an additional $16,370 on our line of credit.

(b)      The co-venture obligation repayment represents the agreed upon repurchase price and accrued but unpaid preferred return to our joint venture partner and was paid subsequent to March 31, 2012.

1st Quarter 2012 Supplemental Information	6

Retail Properties of America, Inc.

Unsecured Credit Facility Covenants (a)

(amounts in thousands, except percentages and ratios)

			March 31,
	Covenant		2012

Leverage ratio	< 60%	(b) (c)	57.43%

Fixed charge coverage ratio	> 1.45x	(d)	1.60x

Secured indebtedness as a percentage of Total Asset Value	< 52.50%	(c) (e)	46.03%

Guaranteed and recourse indebtedness	< $100,000		$33,785

Unsecured asset pool covenants:

Leverage ratio	< 60%	(c)	55.87%

Debt service coverage	> 1.50x		1.67x

(a)

For a complete listing of all covenants related to our unsecured credit facility as well as covenant definitions, refer to the Second Amended and Restated Credit Agreement filed as Exhibit 10.4 to Amendment No. 5 of our Form S-11, dated March 9, 2012.

(b)	This ratio may be increased once to 62.5% for two consecutive quarters, if necessary.

(c)	Based upon a capitalization rate of 7.5%.

(d)	This ratio will be increased to 1.50x beginning on the date of issuance of our financial statements for the quarter ending December 31, 2012.

(e)

This ratio will be decreased to 50% on the date of issuance of our financial statements for the quarter ending March 31, 2013 and further reduced to 45% on the date of issuance of our financial statements for the quarter ending March 31, 2014.

1st Quarter 2012 Supplemental Information	7

Retail Properties of America, Inc.

Consolidated Debt Summary as of March 31, 2012

(dollar amounts in thousands)

	Balance	Interest Rate/Weighted Average (WA) Interest Rate	Years to Maturity/WA Years to Maturity
Fixed rate:
Mortgages payable (a)	$2,163,358	5.87%	5.5 years
IW JV mortgages payable	489,969	7.50%	7.7 years	(b)
IW JV senior mezzanine note	85,000	12.24%	7.7 years	(c)
IW JV junior mezzanine note	40,000	14.00%	7.7 years	(c)
Mezzanine note	13,900	11.00%	1.7 years
	2,792,227
Variable rate:
Construction loans	31,689	4.48%	1.2 years
Margin payable	6,635	0.59%	-	(d)
	38,324

Total mortgages and notes payable	2,830,551

Unsecured credit facility	600,000	2.75%	3.4 years

Total consolidated indebtedness	$3,430,551	5.81%	5.5 years

Consolidated Debt Maturity Schedule as of March 31, 2012

Year	Principal Amortization	Principal Payoff	Total (a)	% of Total	WA Rates on Total Debt

2012	$19,527	$376,672	$396,199	11.5%	5.54%
2013	27,382	280,000	307,382	9.0%	5.50%
2014	28,141	222,757	250,898	7.3%	6.92%
2015	26,910	744,664	771,574	22.5%	4.60%
2016	24,870	323,217	348,087	10.1%	3.22%
2017	23,467	307,185	330,652	9.6%	6.56%
2018	23,063	11,499	34,562	1.0%	6.46%
2019	23,376	627,334	650,710	19.0%	8.48%
2020	14,910	18,979	33,889	1.0%	6.75%
2021	15,410	-	15,410	0.5%	5.10%
Thereafter	24,869	266,319	291,188	8.5%	4.95%
Total	$251,925	$3,178,626	$3,430,551	100.0%	5.81%

(a)	Does not include any premium or discount, of which $10,468 and $(1,875), net of accumulated amortization, respectively, were outstanding as of March 31, 2012.

(b)	Mortgages payable can be defeased beginning in January 2014.

(c)	Notes payable can be prepaid beginning in February 2013 for a fee ranging from 1% to 5% of the outstanding principal balance depending on the date the prepayment is made.

(d)	Margin payable is due upon demand.

1st Quarter 2012 Supplemental Information	8

Retail Properties of America, Inc.

Acquisitions and Dispositions for the Three Months Ended March 31, 2012

(amounts in thousands, except square footage amounts)

Acquisitions:

				Gross (at 100%)			Pro Rata Share
Location	Acquisition Date	Joint Venture (a)	Property Type	Gross Leasable Area (GLA)	Purchase Price	Debt Incurred	GLA	Purchase Price	Debt Incurred
Consolidated
		n/a	n/a	-	$-	$-	-	$-	$-

Unconsolidated
		n/a	n/a	-	$-	$-	-	$-	$-

Dispositions:

				Gross (at 100%)			Pro Rata Share

Location	Disposition Date	Joint Venture (a)	Property Type	GLA	Sales Price	Debt Repaid	GLA	Sales Price	Debt Repaid
Consolidated
Jacksonville, Florida	February 1, 2012	n/a	Single-user retail	13,800	$5,800	$-	13,800	$5,800	$-

Unconsolidated
		n/a	n/a	-	$-	$-	-	$-	$-

Transactions Between RPAI Entities:

				Gross (at 100%)			Pro Rata Share
Location	Transaction Date	Acquiring Joint Venture (a)	Property Type	GLA	Sales Price	Debt Incurred	GLA	Sales Price	Debt Incurred
Southlake, Texas	February 23, 2012	RioCan (b)	Multi-tenant retail	134,900	$35,366	$20,945	26,980	$7,073	$4,189

(a)	As of March 31, 2012, we held 20.0%, 20.0% and 95.9% ownership interests in our RioCan, MS Inland and Hampton unconsolidated joint ventures, respectively.

(b)

Our RioCan joint venture acquired the property in Southlake, Texas from our MS Inland joint venture. MS Inland used proceeds from the transaction to payoff the $20,625 mortgage on the property, of which our pro rata share was $4,125.

1st Quarter 2012 Supplemental Information	9

Retail Properties of America, Inc.

Property Overview as of March 31, 2012

(dollar amounts and square footage in thousands)

Consolidated Operating Properties at 100%:

Property Type/Region		Number of Properties	GLA	% of Total GLA (a)	Occupancy (b)	% Leased Including Signed (c)	Annualized Base Rent (ABR) (d)	% of Total ABR (a)	ABR Per Occupied Sq. Ft. (e)
Retail:
North		83	10,626	30.7%	91.6%	92.7%	$136,912	31.9%	$14.07
East		67	8,615	24.9%	90.8%	93.1%	101,201	23.6%	12.93
West		50	7,806	22.5%	81.2%	87.7%	88,765	20.7%	14.00
South		58	7,589	21.9%	86.8%	87.8%	102,639	23.8%	15.59
Total - Retail		258	34,636	100.0%	88.0%	90.6%	429,517	100.0%	14.09

Other:
Office		12	3,335		96.5%	96.5%	39,128		12.16
Industrial		3	1,323		100.0%	100.0%	6,844		5.17
Total Other		15	4,658		97.5%	97.5%	45,972		10.13

Total Consolidated Operating Portfolio		273	39,294		89.1%	91.4%	$475,489		$13.58

Unconsolidated Operating Properties at 100%:

Property Type/Region	RPAI Ownership %	Number of Properties	GLA	% of Total GLA (a)	Occupancy (b)	% Leased Including Signed (c)	ABR	% of Total ABR (a)	ABR Per Occupied Sq. Ft. (e)
Retail:
North	20.0%	1	221	4.9%	99.4%	99.4%	$4,496	7.0%	$20.50
East	20.0%	3	538	11.9%	92.1%	94.4%	6,942	10.8%	14.00
West	95.9%	4	184	4.1%	60.1%	60.1%	1,413	2.2%	12.80
South	20.0%	16	3,565	79.1%	92.8%	94.9%	51,584	80.0%	15.59
Total - Retail		24	4,508	100.0%	91.7%	93.6%	$64,435	100.0%	$15.59

Total Pro Rata Operating Portfolio (f):

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy (b)	% Leased Including Signed (c)	ABR (d)	% of Total ABR (a)	ABR Per Occupied Sq. Ft. (e)
Retail:
North	84	10,670	29.9%	91.6%	92.7%	$137,811	31.1%	$14.09
East	70	8,723	24.4%	90.8%	93.1%	102,590	23.1%	12.95
West	54	7,982	22.4%	80.8%	87.1%	90,120	20.3%	13.98
South	74	8,302	23.3%	87.3%	88.4%	112,956	25.5%	15.59
Total - Retail	282	35,677	100.0%	88.0%	90.5%	443,477	100.0%	14.13

Other:
Office	12	3,335		96.5%	96.5%	39,128		12.16
Industrial	3	1,323		100.0%	100.0%	6,844		5.17
Total Other	15	4,658		97.5%	97.5%	45,972		10.13

Total Pro Rata Share	297	40,335		89.1%	91.3%	$489,449		$13.62

(a)	Percentages are only provided for our retail operating portfolio.

(b)	Based on leases commenced as of March 31, 2012 and calculated as occupied GLA divided by total GLA.

(c)	Includes leases signed as of March 31, 2012 but not commenced and calculated as leased GLA divided by total GLA.

(d)	Excludes $1.4 million of ABR from our development properties and $0.1 million of rental abatements for the 12 months ending March 31, 2013.

(e)	Represents ABR divided by occupied GLA.

(f)	Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

1st Quarter 2012 Supplemental Information	10

Retail Properties of America, Inc.

State/Regional Summary as of March 31, 2012

(dollar amounts and square footage in thousands)

Total Pro Rata Operating Portfolio (a):

Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy (c)	% Leased Including Signed (d)	ABR (e)	% of Total ABR (b)	ABR Per Occupied Sq. Ft. (f)
Retail
North
Connecticut	5	449	1.3%	89.6%	97.9%	$7,035	1.6%	$17.49
Indiana	4	653	1.8%	95.4%	97.7%	5,693	1.3%	9.14
Massachusetts	2	423	1.2%	95.7%	95.7%	4,139	0.9%	10.23
Maryland	8	2,299	6.4%	92.5%	92.9%	33,261	7.5%	15.65
Maine	5	1,183	3.3%	90.3%	90.4%	12,233	2.8%	11.45
Michigan	2	467	1.3%	96.4%	97.4%	7,845	1.8%	17.43
New Jersey	3	449	1.3%	92.6%	92.6%	4,748	1.1%	11.41
New York	32	1,552	4.3%	97.9%	97.9%	24,580	5.5%	16.18
Ohio	7	1,106	3.1%	79.4%	81.0%	11,351	2.6%	12.93
Pennsylvania	12	1,335	3.7%	92.3%	94.1%	16,018	3.6%	12.99
Rhode Island	3	269	0.8%	84.7%	84.7%	3,322	0.7%	14.59
Vermont	1	485	1.4%	88.7%	89.1%	7,586	1.7%	17.64
Subtotal - North	84	10,670	29.9%	91.6%	92.7%	137,811	31.1%	14.09

East
Alabama	6	372	1.0%	95.0%	95.0%	4,546	1.0%	12.89
Florida	14	1,596	4.5%	88.1%	91.1%	19,964	4.5%	14.16
Georgia	14	1,857	5.2%	93.2%	94.2%	20,055	4.5%	11.56
Illinois	7	1,037	2.9%	85.8%	93.1%	15,483	3.5%	17.41
Missouri	5	812	2.3%	80.3%	82.6%	7,077	1.6%	10.85
North Carolina	3	680	1.9%	100.0%	100.0%	6,914	1.6%	10.16
South Carolina	12	1,271	3.5%	94.1%	94.3%	13,888	3.1%	11.61
Tennessee	7	712	2.0%	90.6%	95.0%	7,402	1.7%	11.47
Virginia	2	386	1.1%	96.0%	96.5%	7,261	1.6%	19.55
Subtotal - East	70	8,723	24.4%	90.8%	93.1%	102,590	23.1%	12.95

West
Arizona	4	772	2.2%	85.6%	86.1%	10,706	2.4%	16.19
California	30	2,895	8.1%	72.6%	87.5%	29,401	6.6%	13.99
Colorado	6	655	1.8%	81.8%	83.1%	5,944	1.3%	11.10
Iowa	1	134	0.4%	91.6%	92.4%	1,499	0.3%	12.16
Kansas	1	237	0.7%	90.5%	99.8%	2,073	0.5%	9.66
Montana	1	162	0.4%	87.7%	87.7%	1,629	0.4%	11.47
New Mexico	1	224	0.6%	88.3%	88.3%	2,981	0.7%	15.05
Nevada	2	384	1.1%	90.1%	91.9%	5,800	1.3%	16.79
Utah	2	720	2.0%	81.6%	85.2%	11,108	2.5%	18.91
Washington	4	1,376	3.9%	82.9%	83.5%	14,037	3.2%	12.31
Wisconsin	2	423	1.2%	94.0%	94.0%	4,942	1.1%	12.46
Subtotal - West	54	7,982	22.4%	80.8%	87.1%	90,120	20.3%	13.98

South
Louisiana	3	311	0.9%	93.4%	99.9%	3,355	0.8%	11.52
Oklahoma	6	164	0.5%	100.0%	100.0%	2,357	0.5%	14.40
Texas	65	7,827	21.9%	86.8%	87.7%	107,244	24.2%	15.79
Subtotal - South	74	8,302	23.3%	87.3%	88.4%	112,956	25.5%	15.59

Total - Pro Rata Retail	282	35,677	100.0%	88.0%	90.5%	443,477	100.0%	14.13

Other
Office	12	3,335		96.5%	96.5%	39,128		12.16
Industrial	3	1,323		100.0%	100.0%	6,844		5.17
Total - Pro Rata Other	15	4,658		97.5%	97.5%	45,972		10.13

Total Pro Rata Operating Portfolio	297	40,335		89.1%	91.3%	$489,449		$13.62

(a)	Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

(b)	Percentages are only provided for our retail operating portfolio.

(c)	Based on leases commenced as of March 31, 2012 and calculated as occupied GLA divided by total GLA.

(d)	Includes leases signed as of March 31, 2012 but not commenced and calculated as leased GLA divided by total GLA.

(e)	Excludes $1.4 million of ABR from our development properties and $0.1 million of rental abatements for the 12 months ending March 31, 2013.

(f)	Represents ABR divided by occupied GLA.

1st Quarter 2012 Supplemental Information	11

Retail Properties of America, Inc.

Retail Operating Portfolio Occupancy Breakdown as of March 31, 2012

(square footage amounts in thousands)

Consolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)
Retail
North	83	10,626	91.6%	6,566	96.3%	1,896	91.0%	933	82.2%	1,231	74.8%
East	67	8,615	90.8%	4,670	95.3%	1,570	92.8%	792	90.1%	1,583	75.9%
West	50	7,806	81.2%	4,808	82.4%	1,221	84.7%	710	76.7%	1,067	74.9%
South	58	7,589	86.8%	3,295	92.2%	1,451	86.6%	1,040	84.2%	1,803	78.4%
Total - Consolidated at 100%	258	34,636	88.0%	19,339	91.9%	6,138	89.2%	3,475	83.5%	5,684	76.3%

Unconsolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)
Retail
North	1	221	99.4%	73	100.0%	128	100.0%	6	100.0%	14	90.1%
East	3	538	92.1%	274	100.0%	116	100.0%	46	69.3%	102	72.4%
West	4	184	60.1%	154	52.4%	27	100.0%	-	0.0%	3	100.0%
South	16	3,565	92.8%	1,761	96.8%	457	95.0%	502	85.3%	845	87.6%
Total - Unconsolidated at 100%	24	4,508	91.7%	2,262	94.3%	728	96.8%	554	84.1%	964	86.1%

Total Pro Rata Retail Operating Portfolio (b):

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)
Retail
North	84	10,670	91.6%	6,581	96.3%	1,922	91.2%	933	82.3%	1,234	75.0%
East	70	8,723	90.8%	4,725	95.4%	1,593	92.9%	802	88.9%	1,603	75.7%
West	54	7,982	80.8%	4,956	81.5%	1,247	85.0%	709	76.7%	1,070	75.0%
South	74	8,302	87.3%	3,647	92.7%	1,542	87.1%	1,141	84.5%	1,972	81.3%
Total - Pro Rata Share	282	35,677	88.0%	19,909	91.7%	6,304	89.4%	3,585	83.5%	5,879	76.6%

(a)    Based on leases commenced as of March 31, 2012 and calculated as occupied GLA divided by total GLA.

(b)    Includes our consolidated retail operating properties plus our pro rata share of unconsolidated retail operating properties.

1st Quarter 2012 Supplemental Information	12

Retail Properties of America, Inc.

Top Tenants as of March 31, 2012

(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio, including our pro rata share of unconsolidated joint ventures, based on ABR as of March 31, 2012. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant (a)	Primary DBA	Number of Stores	Occupied GLA	% of Occupied GLA (b)	ABR	% of Total ABR (c)	ABR per Occupied Sq. Ft. (d)
Best Buy Co., Inc.	Best Buy, Pacific Sales	30	1,069	3.4%	$14,568	3.3%	$13.63

TJX Companies, Inc.	HomeGoods, Marshalls, TJ Maxx	44	1,178	3.8%	11,058	2.5%	9.39

Rite Aid Corporation		35	425	1.4%	10,399	2.3%	24.47

The Stop & Shop Supermarket Co.		10	479	1.5%	10,007	2.3%	20.89

Bed Bath & Beyond, Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops	28	726	2.3%	9,232	2.1%	12.72

PetSmart, Inc.		38	678	2.2%	9,198	2.1%	13.57

The Home Depot, Inc.		9	1,097	3.5%	9,135	2.1%	8.33

Ross Stores, Inc.		37	960	3.1%	8,897	2.0%	9.27

Kohl’s Corporation		14	1,143	3.6%	8,095	1.8%	7.08

The Sports Authority		17	690	2.2%	7,952	1.8%	11.52

Supervalu Inc.	Jewel-Osco, Save-A-Lot, Shaw’s Supermarkets, Shop N Save, Shoppers Food Warehouse	9	505	1.6%	7,296	1.6%	14.45

Pier 1 Imports Inc.		40	390	1.2%	7,232	1.6%	18.54

Publix Super Markets, Inc.		15	634	2.0%	6,703	1.5%	10.57

Edwards Theatres		2	219	0.7%	6,558	1.5%	29.95

Dick’s Sporting Goods, Inc.	Dick’s Sporting Goods, Golf Galaxy	13	568	1.8%	6,525	1.5%	11.49

Michaels		28	568	1.8%	6,409	1.4%	11.28

Office Depot, Inc.		23	462	1.5%	6,103	1.4%	13.21

Wal-Mart Stores, Inc.	Wal-Mart, Sam’s Club	6	903	2.9%	5,985	1.3%	6.63

The Kroger Co.	Food 4 Less, King Soopers, Kroger, Tom Thumb	17	586	1.9%	4,910	1.1%	8.38

Rave Cinemas		2	162	0.5%	4,626	1.0%	28.56
Total Top Tenants		417	13,442	42.9%	$160,888	36.2%	$11.97

(a)

Excludes three office tenants, Hewitt Associates LLC consisting of 1,162 of GLA and $15,106 of ABR, Zurich American Insurance Company, consisting of 895 of GLA and $10,476 of ABR and GMAC Insurance Management Corp. consisting of 501 of GLA and $5,476 of ABR, and one industrial tenant, Cost Plus consisting of 1,036 of GLA and $5,242 of ABR.

(b)	Represents the percentage of total occupied GLA of our retail operating portfolio including our pro rata share of unconsolidated joint ventures.

(c)	Represents the percentage of total annualized base rent from our retail operating portfolio including our pro rata share of unconsolidated joint ventures.

(d)	Represents annualized base rent divided by occupied GLA.

1st Quarter 2012 Supplemental Information	13

Retail Properties of America, Inc.

Retail Leasing Activity Summary

(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio including our pro rata share of unconsolidated joint ventures as of March 31, 2012 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases

	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Improvements & Incentives PSF (b)
Q1 2012	154	729	$19.49	$19.44	0.25%	6.74	$23.49
Q4 2011	144	1,104	$14.49	$14.52	(0.18%)	7.59	$15.61
Q3 2011	184	1,189	$15.13	$15.04	0.63%	6.27	$13.68
Q2 2011	110	947	$15.44	$16.08	(3.94%)	6.47	$11.32
Total - 12 months	592	3,969	$15.79	$15.90	(0.74%)	6.75	$15.46

Comparable Renewal Leases

	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Improvements & Incentives PSF (b)
Q1 2012	81	257	$22.10	$21.09	4.79%	4.64	$1.42
Q4 2011	79	586	$14.54	$14.31	1.61%	7.70	$5.39
Q3 2011	106	683	$14.50	$14.46	0.28%	4.46	$0.71
Q2 2011	65	473	$15.42	$15.19	1.51%	4.24	$1.21
Total - 12 months	331	1,999	$15.71	$15.44	1.75%	5.32	$2.29

Comparable New Leases

	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Improvements & Incentives PSF (b)
Q1 2012	24	158	$15.25	$16.77	(9.06%)	9.10	$44.84
Q4 2011	13	77	$14.09	$16.11	(12.54%)	8.22	$30.96
Q3 2011	17	65	$21.86	$21.14	3.41%	7.71	$30.69
Q2 2011	21	85	$15.58	$20.96	(25.67%)	7.87	$22.70
Total - 12 months	75	385	$16.20	$18.30	(11.48%)	8.37	$34.79

Non-Comparable New and Renewal Leases (c)

	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Improvements & Incentives PSF (b)
Q1 2012	49	314	$13.43	n/a	n/a	8.17	$30.80
Q4 2011	52	441	$10.75	n/a	n/a	7.25	$26.49
Q3 2011	61	441	$16.04	n/a	n/a	8.81	$31.28
Q2 2011	24	389	$9.24	n/a	n/a	10.52	$21.12
Total - 12 months	186	1,585	$12.09	n/a	n/a	8.59	$27.36

(a)	Total excludes the impact of Non-Comparable Leases.

(b)	Includes the estimated cost of tenant improvements, lease-related building improvements and leasing commissions.

(c)	Includes leases signed on units that were vacant for over 12 months, leases signed without fixed rental payments and leases signed for fixed rental payments inclusive of expense reimbursement.

1st Quarter 2012 Supplemental Information	14

Retail Properties of America, Inc.

Retail Lease Expirations as of March 31, 2012

(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of March 31, 2012, of lease expirations scheduled to occur during the remainder of 2012 and each of the ten calendar years from 2013 to 2022 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio including our pro rata share of unconsolidated joint ventures. The following tables are based on leases commenced as of March 31, 2012. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft. (a)	ABR at Exp. (b)	ABR Per Occupied Sq. Ft. at Exp. (c)
2012	949	3.0%	2.6%	$18,836	4.2%	$19.85	$18,836	$19.85
2013	2,763	8.8%	7.8%	44,631	10.0%	16.15	44,991	16.28
2014	4,094	13.0%	11.5%	63,347	14.3%	15.47	64,243	15.69
2015	3,455	11.0%	9.7%	49,641	11.2%	14.37	50,777	14.70
2016	2,817	9.0%	8.0%	44,034	9.9%	15.63	45,892	16.29
2017	2,462	7.9%	6.9%	33,836	7.7%	13.74	35,286	14.33
2018	1,233	3.9%	3.5%	19,336	4.4%	15.68	20,953	16.99
2019	1,752	5.6%	4.9%	25,032	5.6%	14.29	26,511	15.13
2020	2,092	6.7%	5.9%	24,699	5.6%	11.81	26,302	12.57
2021	2,078	6.6%	5.8%	28,136	6.3%	13.54	30,377	14.62
2022	2,089	6.7%	5.8%	23,567	5.4%	11.28	25,032	11.98
Thereafter	5,424	17.3%	15.2%	65,188	14.7%	12.02	70,522	13.00
Month to month	169	0.5%	0.4%	3,194	0.7%	18.90	3,194	18.90
Leased Total	31,377	100.0%	88.0%	$443,477	100.0%	$14.13	$462,916	$14.75

Leases signed but not commenced	902	-	2.5%	$11,219	-	$12.44	$12,401	$13.75
Available	3,398	-	9.5%	-	-	-	-	-

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Anchor

Lease Expiration Year	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft. (a)	ABR at Exp. (b)	ABR Per Occupied Sq. Ft. at Exp. (c)
2012	185	0.8%	0.5%	$2,799	0.6%	$15.13	$2,799	$15.13
2013	1,413	5.9%	4.0%	14,802	3.3%	10.48	14,992	10.61
2014	2,576	10.8%	7.2%	29,693	6.7%	11.53	29,759	11.55
2015	2,463	10.3%	6.9%	27,973	6.3%	11.36	28,248	11.47
2016	1,979	8.3%	5.6%	24,367	5.5%	12.31	25,280	12.77
2017	1,890	7.9%	5.3%	20,206	4.6%	10.69	20,558	10.88
2018	961	4.0%	2.7%	12,756	2.9%	13.27	13,503	14.05
2019	1,526	6.4%	4.3%	19,982	4.5%	13.09	20,929	13.71
2020	1,895	7.9%	5.3%	19,878	4.5%	10.49	20,929	11.04
2021	1,827	7.6%	5.1%	22,773	5.1%	12.46	24,319	13.31
2022	1,967	8.3%	5.5%	20,656	4.7%	10.50	21,666	11.01
Thereafter	5,161	21.6%	14.5%	58,349	13.2%	11.31	62,039	12.02
Month to month	45	0.2%	0.1%	485	0.1%	10.78	485	10.78
Leased Total	23,888	100.0%	67.0%	$274,719	62.0%	$11.50	$285,506	$11.95

Leases signed but not commenced	752	-	2.1%	$7,940	-	$10.56	$8,725	$11.60

Non-Anchor

Lease Expiration Year	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft. (a)	ABR at Exp. (b)	ABR Per Occupied Sq. Ft. at Exp. (c)
2012	764	10.2%	2.1%	$16,037	3.6%	$20.99	$16,037	$20.99
2013	1,350	18.0%	3.8%	29,829	6.7%	22.10	29,999	22.22
2014	1,518	20.3%	4.3%	33,654	7.6%	22.17	34,484	22.72
2015	992	13.3%	2.8%	21,668	4.9%	21.84	22,529	22.71
2016	838	11.2%	2.4%	19,667	4.4%	23.47	20,612	24.60
2017	572	7.6%	1.6%	13,630	3.1%	23.83	14,728	25.75
2018	272	3.6%	0.8%	6,580	1.5%	24.19	7,450	27.39
2019	226	3.0%	0.6%	5,050	1.1%	22.35	5,582	24.70
2020	197	2.6%	0.6%	4,821	1.1%	24.47	5,373	27.27
2021	251	3.4%	0.7%	5,363	1.2%	21.37	6,058	24.14
2022	122	1.6%	0.3%	2,911	0.7%	23.86	3,366	27.59
Thereafter	263	3.5%	0.7%	6,839	1.5%	26.00	8,483	32.25
Month to month	124	1.7%	0.3%	2,709	0.6%	21.85	2,709	21.85
Leased Total	7,489	100.0%	21.0%	$168,758	38.0%	$22.53	$177,410	$23.69

Leases signed but not commenced	150	-	0.4%	$3,279	-	$21.86	$3,676	$24.51

(a)	Represents annualized base rent divided by occupied GLA.

(b)	Represents annualized base rent at the scheduled expiration of the lease giving effect to contractual increases in base rent. Does not reflect contractual increases based on the Consumer Price Index.

(c)

Represents annualized base rent at the scheduled expiration of the lease, giving effect to contractual increases in base rent, divided by occupied GLA. Does not reflect contractual increases based on the Consumer Price Index.

1st Quarter 2012 Supplemental Information	15

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

Total Unconsolidated Joint Venture Combined Balance Sheets (a)

	March 31,	December 31,
	2012	2011

Real estate assets	$723,516	$729,429
Less: accumulated depreciation	(49,892)	(49,903)
Real estate, net	673,624	679,526

Cash and cash equivalents	10,439	66,007
Receivables, net	6,891	8,443
Acquired lease intangibles, net	152,476	155,706
Other assets, net	13,046	13,444
Total assets	$856,476	$923,126

Mortgage debt (includes unamortized premium of
$4,319 and $4,769, respectively, and unamortized
discount of $(1,136) and $(1,225), respectively)	$490,754	$491,398
Accounts payable and accrued expenses	7,319	12,485
Acquired below market lease intangibles, net	16,694	16,513
Other liabilities	29,107	31,767
Total liabilities	543,874	552,163

Total equity	312,602	370,963
Total liabilities and equity	$856,476	$923,126

RPAI Pro Rata Unconsolidated Joint Venture Combined Balance Sheets (b)

	March 31,	December 31,
	2012	2011

Real estate assets	$159,549	$162,220
Less: accumulated depreciation	(11,406)	(11,652)
Real estate, net	148,143	150,568

Cash and cash equivalents	2,135	13,238
Receivables, net	1,639	2,156
Acquired lease intangibles, net	30,495	31,141
Other assets, net	3,252	3,340
Total assets	$185,664	$200,443

Mortgage debt (includes unamortized premium of
$3,101 and $3,423, respectively, and unamortized
discount of $(227) and $(245), respectively)	$114,022	$114,382
Accounts payable and accrued expenses	1,713	2,812
Acquired below market lease intangibles, net	3,339	3,303
Other liabilities	5,832	6,364
Total liabilities	124,906	126,861

Total equity	60,758	73,582
Total liabilities and equity	$185,664	$200,443

(a)	Represents combined balance sheets of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

(b)	Represents our pro rata share of the combined balance sheets of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

1st Quarter 2012 Supplemental Information	16

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

Total Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended March 31,
	2012	2011

Rental income	$16,171	$9,018
Tenant recovery income	5,451	2,838
Other property income	142	89
Total revenues	21,764	11,945

Property operating expenses	2,976	1,838
Real estate taxes	3,783	1,873
Depreciation and amortization	12,609	6,102
Provision for impairment of investment properties	1,457	1,454
Loss on lease terminations	854	-
General and administrative expenses	537	195
Other operating expenses	842	-
Total expenses	23,058	11,462

Operating (loss) income	(1,294)	483

Interest expense	(5,274)	(3,423)
Other income, net	25	2
Loss from continuing operations	(6,543)	(2,938)

Discontinued operations:
Operating loss, net	(260)	(1,470)
Gain on sales of investment properties	2,444	-
Income (loss) from discontinued operations	2,184	(1,470)

Net loss	$(4,359)	$(4,408)

Funds From Operations (FFO) (b)
Net loss	$(4,359)	$(4,408)
Add:
Depreciation and amortization	13,002	6,407
Provision for impairment of investment properties	1,457	2,477
Less:
Gain on sales of investment properties	(2,444)	-
FFO	$7,656	$4,476

(a)	Represents combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

(b)	Refer to page 20 for definition of FFO.

1st Quarter 2012 Supplemental Information	17

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

RPAI Pro Rata Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended March 31,
	2012 (b)	2011 (b)

Rental income	$3,415	$2,150
Tenant recovery income	1,138	659
Other property income	28	18
Total revenues	4,581	2,827

Property operating expenses	478	444
Real estate taxes	820	417
Depreciation and amortization	2,669	1,361
Provision for impairment of investment properties	1,397	1,393
Loss on lease terminations	171	-
General and administrative expenses	113	62
Other operating expenses	-	-
Total expenses	5,648	3,677

Operating loss	(1,067)	(850)

Interest expense	(1,016)	(669)
Other income, net	5	-
Loss from continuing operations	(2,078)	(1,519)

Discontinued operations:
Operating loss, net	(52)	(1,129)
Gain on sales of investment properties	-	-
Loss from discontinued operations	(52)	(1,129)

Net loss	$(2,130)	$(2,648)
Unrecognized equity method losses (c)	342	-
Net loss attributable to RPAI’s ownership interests	$(1,788)	$(2,648)

Funds From Operations (FFO) (d)
Net loss attributable to RPAI’s ownership interests	$(1,788)	$(2,648)
Add:
Depreciation and amortization	2,748	1,434
Provision for impairment of investment properties	1,055	2,373
Less:
Gain on sales of investment properties	-	-
FFO	$2,015	$1,159

(a)      Represents our pro rata share of the combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

(b)      Amounts shown net of intercompany eliminations.

(c)      Represents the amount by which our pro rata share of the losses recorded at our Hampton unconsolidated joint venture during the three months ended March 31, 2012 exceeded the carrying value of our investment in such joint venture.

(d)      Refer to page 20 for definition of FFO.

1st Quarter 2012 Supplemental Information	18

Retail Properties of America, Inc.

Unconsolidated Joint Venture Overview and Debt Summary as of March 31, 2012

(dollar amounts and square footage in thousands)

Unconsolidated Joint Venture Overview

			At 100%			Pro Rata Share
		Number
	Ownership	of Operating
Joint Venture	Interest	Properties	GLA	ABR	Debt (a)	GLA	ABR	Debt (b)

MS Inland	20.0%	6	1,195	$19,106	$157,172	239	$3,821	$31,434
Hampton Retail Colorado	95.9%	4	184	1,413	17,964	176	1,355	17,227
RioCan	20.0%	14	3,129	43,916	312,435	626	8,783	62,487
		24	4,508	$64,435	$487,571	1,041	$13,959	$111,148

Unconsolidated Joint Venture Debt Summary

	At 100%				Pro Rata Share
	Debt (a)	Interest Rate/WA Interest Rate		Years to Maturity/WA Years to Maturity	Debt (b)	Interest Rate/WA Interest Rate		Years to Maturity/WA Years to Maturity
Fixed rate:
Mortgages payable	$365,257	5.06%		5.2 years	$73,051	5.06%		5.2 years
Construction loans	17,964	5.40%	(c)	2.4 years	17,227	5.40%	(c)	2.4 years
	383,221				90,278
Variable rate:
Mortgages payable	104,350	2.54%		2.7 years	20,870	2.54%		2.7 years
Total	$487,571	4.53%		4.6 years	$111,148	4.64%		4.3 years

Total Unconsolidated Joint Venture Debt Maturity Schedule as of March 31, 2012

Year	Principal Amortization	Principal Payoff	Total (a)	% of Total	WA Rates on Total Debt

2012	$1,866	$31,926	$33,792	6.9%	6.06%
2013	2,276	34,615	36,891	7.6%	5.75%
2014	2,112	122,314	124,426	25.5%	3.00%
2015	2,911	78,792	81,703	16.8%	5.48%
2016	2,201	29,112	31,313	6.4%	3.68%
2017	2,126	34,399	36,525	7.5%	4.70%
2018	1,159	56,891	58,050	11.9%	4.54%
Thereafter	2,264	82,607	84,871	17.4%	4.97%
Total	$16,915	$470,656	$487,571	100.0%	4.53%

RPAI Pro Rata Unconsolidated Joint Venture Debt Maturity Schedule as of March 31, 2012

Year	Principal Amortization	Principal Payoff	Total (b)	% of Total	WA Rates on Total Debt

2012	$374	$6,385	$6,759	6.1%	6.06%
2013	455	6,923	7,378	6.6%	5.75%
2014	422	38,098	38,520	34.7%	3.85%
2015	582	15,758	16,340	14.7%	5.48%
2016	440	5,822	6,262	5.6%	3.68%
2017	425	6,879	7,304	6.6%	4.70%
2018	232	11,378	11,610	10.4%	4.54%
Thereafter	453	16,522	16,975	15.3%	4.97%
Total	$3,383	$107,765	$111,148	100.0%	4.64%

(a)      Does not include any premium or discount, of which $4,319 and $(1,136), net of accumulated amortization, respectively, is outstanding as of March 31, 2012.

(b)      Does not include our pro rata share of premium or discount, of which $3,101 and $(227), net of accumulated amortization, respectively, is outstanding as of March 31, 2012.

(c)      The interest rate increases to 6.15% on September 5, 2012 and to 6.90% on September 5, 2013.

1st Quarter 2012 Supplemental Information	19

Retail Properties of America, Inc.

Non-GAAP Financial Measures

Funds From Operations (FFO)

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds from Operations (FFO) means net (loss) income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of investment properties, plus depreciation and amortization and impairment charges on investment properties, including adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO and believe that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). We believe that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. FFO is not intended to be an alternative to “Net Income” as an indicator of our performance, nor an alternative to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions.

Depreciation and amortization related to investment properties for purposes of calculating FFO include loss on lease terminations, which encompasses the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations. Loss on lease terminations included in depreciation and amortization for FFO excludes the write-off of tenant-related above and below market lease intangibles that are otherwise included in “Loss on lease terminations” in our condensed consolidated statements of operations.

Operating FFO

Operating FFO is defined as FFO excluding the impact of gains and losses from the early extinguishment of debt and other items as denoted within the calculation that we do not believe are representative of the operating results of our core business platform. We consider Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which we do not consider representative of the operating results of our core business platform. Operating FFO does not represent an alternative to “Net Income” as an indicator of our performance, nor an alternative to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay dividends. Further, comparison of our presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

Net Operating Income (NOI) and Combined NOI

We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Combined NOI represents NOI plus our pro rata share of NOI from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that NOI and Combined NOI are useful measures of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI and Combined NOI provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income. We use NOI and Combined NOI to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.

Same Store NOI, NOI from Other Investment Properties and NOI from Discontinued Operations

Same Store NOI represents NOI from our same store portfolio consisting of 272 operating properties acquired or place in service prior to January 1, 2011. NOI from Other Investment Properties represents NOI primarily from our development properties, two additional phases of existing properties acquired during the third quarter of 2011, one non-stabilized operating property and one property that was partially sold to our RioCan joint venture during the third quarter of 2011, which did not qualify for discontinued operations accounting treatment. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. NOI from Discontinued Operations represents NOI associated with properties accounted for as discontinued operations.

Adjusted EBITDA and Combined Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. Combined Adjusted EBITDA represents Adjusted EBITDA plus our pro rata share of the EBITDA adjustments from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that Adjusted EBITDA and Combined Adjusted EBITDA are useful because they allow investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculations of Adjusted EBITDA and Combined Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.

Net Debt to Adjusted EBITDA and Combined Net Debt to Combined Adjusted EBITDA

Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior 12 months. Combined Net Debt to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures’ total debt less our pro rata share of these joint ventures’ cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior 12 months. We believe that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.

1st Quarter 2012 Supplemental Information	20

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Loss to NOI

	Three Months Ended March 31,
	2012	2011
Revenues:
Same store investment properties (272 properties):
Rental income	$119,522	$117,049
Tenant recovery income	28,194	27,288
Other property income	2,739	2,758
Other investment properties:
Rental income	1,787	3,425
Tenant recovery income	267	649
Other property income	24	58
Expenses:
Same store investment properties (272 properties):
Property operating expenses	(24,050)	(25,631)
Real estate taxes	(19,667)	(18,243)
Other investment properties:
Property operating expenses	(162)	(1,032)
Real estate taxes	(312)	(625)

Net operating income:
Same store investment properties	106,738	103,221
Other investment properties	1,604	2,475
Total net operating income	108,342	105,696

Other income (expense):
Straight-line rental income, net	355	(83)
Amortization of acquired above and below market lease intangibles, net	546	369
Amortization of lease inducements	(40)	(15)
Straight-line ground rent expense	(916)	(956)
Depreciation and amortization	(58,607)	(59,127)
Provision for impairment of investment properties	-	(30,373)
Loss on lease terminations	(3,724)	(3,338)
General and administrative expenses	(4,921)	(6,327)
Dividend income	865	676
Interest income	21	180
Gain on extinguishment of debt	3,879	10,723
Equity in loss of unconsolidated joint ventures, net	(2,318)	(2,178)
Interest expense	(55,005)	(61,313)
Co-venture obligation expense	(2,903)	(1,792)
Other (expense) income, net	(3,546)	583
Total other expense	(126,314)	(152,971)

Loss from continuing operations	(17,972)	(47,275)

Discontinued operations:
Operating income, net	90	1,139
Gain on sales of investment properties	915	3,459
Income from discontinued operations	1,005	4,598
Gain on sales of investment properties	679	2,660
Net loss	(16,288)	(40,017)
Net income attributable to noncontrolling interests	-	(8)
Net loss attributable to Company shareholders	$(16,288)	$(40,025)

1st Quarter 2012 Supplemental Information	21

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Loss to Adjusted EBITDA and Combined Adjusted EBITDA

	Twelve Months Ended
	March 31, 2012	December 31, 2011

Net loss	$(48,849)	$(72,578)
Interest expense	226,052	232,360
Interest expense (discontinued operations)	53	530
Depreciation and amortization	234,915	235,435
Depreciation and amortization (discontinued operations)	1,451	2,585
Gain on sales of investment properties	(3,925)	(5,906)
Gain on sales of investment properties, net (discontinued operations)	(21,965)	(24,509)
Gain on extinguishment of debt, net	(9,861)	(16,705)
Loss on lease terminations (a)	9,690	9,704
Loss on lease terminations (a) (discontinued operations)	26	26
Provision for impairment of investment properties	7,650	38,023
Provision for impairment of investment properties (discontinued operations)	1,958	1,958
Recognized gain on marketable securities, net	(277)	(277)
Adjusted EBITDA	$396,918	$400,646

Pro rata share of adjustments from investment property unconsolidated joint ventures (b):
Interest expense	3,630	3,310
Depreciation and amortization	8,360	7,080
Loss on sales of investment properties	28	28
Loss on lease terminations (a)	553	387
Provision for impairment of investment properties	2,641	3,959
Amortization of basis (not pro rata)	165	204
Combined Adjusted EBITDA (c)	$412,295	$415,614

Reconciliation of NOI to Combined NOI

	Three Months Ended March 31,
	2012	2011

Total net loss from investment property unconsolidated joint ventures	$(4,359)	$(4,408)
Adjustments:
Straight-line rental income	(402)	(181)
Amortization of acquired above and below market lease intangibles, net	77	54
Interest income	(1)	(2)
Straight-line bad debt expense	(7)	171
Depreciation and amortization	12,833	6,407
Provisions for impairment of investment properties	1,457	2,477
Loss on lease terminations	854	-
General and administrative expenses	537	195
Interest expense	5,442	3,728
Gain on sales of investment properties	(2,444)	-
Other expense	27	-
Total NOI from investment property unconsolidated joint ventures	$14,014	$8,441

Pro rata share of NOI from investment property unconsolidated joint ventures (b)	$3,289	$2,070
Total NOI	108,342	105,696
Combined NOI (c)	$111,631	$107,766

(a)

Loss on lease terminations in the reconciliation above excludes the write-off of tenant-related above and below market lease intangibles that are otherwise included in “Loss on lease terminations” in the Condensed Consolidated Statements of Operations.

(b)	Amounts shown net of intercompany eliminations.

(c)	Combined data and ratios include our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.

1st Quarter 2012 Supplemental Information	22

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Operating Income from Discontinued Operations to NOI from Discontinued Operations

	Three Months Ended March 31,
	2012	2011
Revenues:
Rental income	$35	$2,753
Tenant recovery income	-	557
Other property income	5	29
Expenses:
Property operating expenses	42	(165)
Real estate taxes	22	(395)
Net operating income from discontinued operations	104	2,779

Other income (expense):
Straight-line rental income	-	(19)
Amortization of acquired above and below market lease intangibles, net	-	5
Straight-line bad debt expense	-	1
Depreciation and amortization	(14)	(1,148)
General and administrative expenses	-	(1)
Interest expense	-	(477)
Other expense, net	-	(1)
Total other expense	(14)	(1,640)

Operating income from discontinued operations	$90	$1,139

1st Quarter 2012 Supplemental Information	23